Stewardship Financial Corp.
Dividend Reinvestment Committee
630 Godwin Avenue
Midland Park, NJ 07432

Gentlement:

     This shall serve as notice of my intent to participate in the Stewardship Financial Corp. Dividend Reinvestment Plan (the "Plan"). You are hereby authorized and directed to take possession of any and all dividends paid on shares of Stewardship Financial Corp. common stock to which I may be entitled and to use such dividends in accordance with the terms of the Plan. I acknowledge receipt of the plan, confirm that I have read the plan, and understand that I am bound by the terms and conditions of the plan.


                                                   -----------------------------
                                                   Print Name (As it appears on
                                                   your share certificate(s))


                                                   -----------------------------
                                                   Print address


                                                   -----------------------------
                                                   Print Social Security Number


                                                   -----------------------------
                                                   Signature (sign name as it
                                                   appears on your share
                                                   certificate(s))


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